Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Highland Opportunistic Credit Fund and NexPoint Opportunistic Credit Fund:

We consent to the to the use of our report, dated August 29, 2016, with respect to the financial statements of Highland Opportunistic Credit Fund as of and for the years or periods ended June 30, 2016 incorporated by reference into this Proxy Statement / Prospectus registration statement filed on Form N-14, and to the use of our report, dated October 18, 2016, with respect to the financial statements of NexPoint Opportunistic Credit Fund as of and for the period ended October 7, 2016, included herein on the Registration Statement filed on Form N-14, and to the references to our firm under the headings Section O-Independent Registered Public Accounting Firm and Additional Information in the Prospectus and Independent Registered Public Accounting Firm in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

January 11, 2017